                                                                     Exhibit 5.1

            [Letterhead of Fried, Frank, Harris, Shriver & Jacobson]



                                                     Direct Line:  212.859.8475
                                                     Fax:  212.859.8589

                                                     ___________, 2002

Medco Health Solutions, Inc.
100 Parsons Pond Drive
Franklin Lakes, N.J.  07417

            Re:      REGISTRATION STATEMENT ON FORM S-1 (NO. 333-86392)

Ladies and Gentlemen:

                  We have acted as special counsel for Medco Health Solutions, Inc. (the "Company"), in connection with the underwritten initial public offering of shares (the "Shares") of common stock, par value $0.01 per share, of the Company by the selling stockholders named in the Registration Statement, as amended, of the Company on Form S-1 (No. 333-86392) (the "Registration Statement"), including Shares which may be offered and sold if Goldman, Sachs & Co. and J.P. Morgan Securities Inc. exercise their option to acquire additional Shares from Merck & Co., Inc. ("Merck"). The Shares are to be offered to the public pursuant to an underwriting agreement to be entered into among the Company, Merck, and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the underwriters (the "Underwriting Agreement").

                  With your permission, all assumptions and statements of reliance set forth herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

                  In connection with this opinion, we have (i) investigated such questions of law, (ii) examined original or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials, officers or other representatives of the Company and other persons and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy

MedcoHealth Solutions, Inc.                              ________________,2002
                                                         Page 2


of, representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others and assume compliance on the part of all parties to the Underwriting Agreement with their covenants and agreements contained therein.

                  Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

                  The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the "GCLD") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the GCLD and the Delaware Constitution.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of Common Stock" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                            By:________________________________
                                                     Steven G. Scheinfeld